EXHIBIT C

                                       to

                        AIRCRAFT GENERAL TERMS AGREEMENT

                                    AGTA-AAT

                                     between

                               THE BOEING COMPANY

                                       and

                            American Trans Air, Inc.



                           PRODUCT ASSURANCE DOCUMENT


                             This document contains:

       Part 1:     Exhibit C Definitions

       Part 2:     Boeing Warranty

       Part 3:     Boeing Service Life Policy

       Part 4:     Supplier Warranty Commitment

       Part 5:     Boeing Interface Commitment

       Part 6:     Boeing Indemnities against Patent and Copyright Infringement

                           PRODUCT ASSURANCE DOCUMENT

                          PART 1: EXHIBIT C DEFINITIONS

         Authorized Agent - Agent appointed by Customer to perform corrections and to administer warranties (see Appendix VI to the AGTA for a form acceptable to Boeing).

         Average Direct Hourly Labor Rate - the average hourly rate (excluding all fringe benefits, premium-time allowances, social charges, business taxes and the like) paid by Customer to its Direct Labor employees.

         Boeing Product - any system, accessory, equipment, part or Aircraft Software that is manufactured by Boeing or manufactured to Boeing's detailed design with Boeing's authorization.

         Correct - to repair, modify, provide modification kits or replace with a new product.

         Correction  -  a  repair,   a  modification,   a  modification  kit  or
replacement with a new product.

         Corrected Boeing Product - a Boeing Product which is free of defect as a result of a Correction.

         Direct Labor - Labor spent by Customer's direct labor employees to remove, disassemble, modify, repair, inspect and bench test a defective Boeing Product, and to reassemble, reinstall a Corrected Boeing Product and perform final inspection.

         Direct Materials - Items such as parts,  gaskets,  grease,  sealant and
adhesives,   installed  or  consumed  in  performing  a  Correction,   excluding
allowances for administration, overhead, taxes, customs duties and the like.

         Source   Control   Drawing   (SCD)  -  a   Boeing   document   defining
specifications for certain Supplier Products.

         Supplier - the manufacturer of a Supplier Product.

         Supplier Product - any system, accessory, equipment, part or Aircraft Software that is not manufactured to Boeing's detailed design. This includes but is not limited to parts manufactured to a SCD, all standards, and other parts obtained from non-Boeing sources.

                           PRODUCT ASSURANCE DOCUMENT

                             PART 2: BOEING WARRANTY

1.       Applicability.
         -------------

         This warranty applies to all Boeing Products. Warranties applicable to Supplier Products are in Part 4. Warranties applicable to engines will be provided by Supplemental Exhibits to individual purchase agreements.

2.       Warranty.
         --------

     2.1 Coverage. Boeing warrants that at the time of delivery:

     (i) the aircraft will conform to the Detail Specification except for portions stated to be estimates, approximations or design objectives;

     (ii) all Boeing Products will be free from defects in material, process of manufacture and workmanship, including the workmanship utilized to install Supplier Products, engines and BFE, and;

     (iii) all Boeing Products will be free from defects in design, including selection of materials and the process of manufacture, in view of the state of the art at the time of design

     2.2 Exceptions. The following conditions do not constitute a defect under this warranty:

     (i) conditions resulting from normal wear and tear;

     (ii) conditions resulting from acts or omissions of Customer; and

     (iii) conditions resulting from failure to properly service and maintain a Boeing Product .

     3. Warranty Periods.

         3.1 Warranty. The warranty period begins on the date of aircraft or Boeing Product delivery and ends: (i) after 48 months for Boeing aircraft models 777-200, -300 or 737-600, -700, -800, or new aircraft models designed and manufactured with similar, new technology; or, (ii) after 36 months for any other Boeing aircraft model.

         3.2 Warranty on Corrected Boeing Products. The warranty period applicable to a Corrected Boeing Product, including the workmanship to Correct and install, resulting from a defect in material or workmanship is the remainder of the initial warranty period for the defective Boeing Product it replaced. The warranty period for a Corrected Boeing Product resulting from a defect in design is 18 months or the remainder of the initial warranty period, whichever is longer. The 18 month period begins on the date of delivery of the Corrected Boeing Product or date of delivery of the kit or kits furnished to Correct the Boeing Product.

     3.3 Survival of Warranties. All warranty periods are stated above. The Performance Guarantees will not survive delivery of the aircraft.

4.       Remedies.
         --------

     4.1 Correction Options. Customer may, at its option, either perform a Correction of a defective Boeing Product or return the Boeing Product to Boeing for Correction.

     4.2 Warranty Labor Rate. If Customer or its Authorized Agent Corrects a defective Boeing Product, Boeing will reimburse Customer for Direct Labor Hours at Customer's established Warranty Labor Rate. Customer's established Warranty Labor Rate will be the greater of the standard labor rate or 150% of Customer's Average Direct Hourly Labor Rate. The standard labor rate paid by Boeing to its customers is established and published annually. Prior to or concurrently with submittal of Customer's first claim for Direct Labor reimbursement, Customer may notify Boeing of Customer's then-current Average Direct Hourly Labor Rate, and thereafter notify Boeing of any material change in such rate. Boeing will require information from Customer to substantiate such rates.

         4.3 Warranty Inspections. In addition to the remedies to Correct defects in Boeing Products, Boeing will reimburse Customer for the cost of Direct Labor to perform certain inspections of the aircraft to determine the occurrence of a condition Boeing has identified as a covered defect, provided:

     4.3.1 the inspections are recommended by a service bulletin or service letter issued by Boeing during the warranty period; and

     4.3.2 such reimbursement will not apply to any inspections performed after a Correction is available to Customer.

     4.4 Credit Memorandum Reimbursement. Boeing will make all reimbursements by credit memoranda which may be applied toward the purchase of Boeing goods and services.

     4.5 Maximum Reimbursement. Unless previously agreed, the maximum reimbursement for Direct Labor and Direct Materials used to Correct a defective Boeing Product will not exceed 65% of Boeing's then-current sales price for a new replacement Boeing Product.

5.       Discovery and Notice.
         --------------------

         5.1      For a claim to be valid:

     (i) the defect must be discovered during the warranty period; and

     (ii) Boeing Warranty must receive written notice of the discovery no later than 90 days after expiration of the warranty period. The notice must include sufficient information to substantiate the claim.

     5.2 Receipt of Customer's or its Authorized Agent's notice of the discovery of a defect secures Customer's rights to remedies under this Exhibit C, even though a Correction is performed after the expiration of the warranty period.

     5.3 Once Customer has given valid notice of the discovery of a defect, a claim should be submitted as soon as practicable after performance of the Correction.

     5.4 Boeing may release service bulletins or service letters advising Customer of the availability of certain warranty remedies. When such advice is provided, Customer will be deemed to have fulfilled the requirements for discovery of the defect and submittal of notice under this Exhibit C as of the date specified in the service bulletin or service letter.

6.       Filing a Claim.
         --------------

     6.1 Authority to File. Claims may be filed by Customer or its Authorized Agent. Appointment of an Authorized Agent will only be effective upon Boeing's receipt of the Authorized Agent's express written agreement, in a form satisfactory to Boeing, to be bound by and to comply with all applicable terms and conditions of this Aircraft General Terms Agreement.

         6.2      Claim Information.
                  -----------------

     6.2.1 Claimant is responsible for providing sufficient information to substantiate Customer's rights to remedies under this Exhibit C. Boeing may reject a claim for lack of sufficient information. At a minimum, such information must include:

     (i) identity of claimant;

     (ii) serial or block number of the aircraft on which the defective Boeing Product was delivered;

     (iii) part number and nomenclature of the defective Boeing Product;

     (iv) purchase order number and date of delivery of the defective spare part

     (v) description and substantiation of the defect;

     (vi) date the defect was discovered;

     (vii) date the Correction was completed;

     (viii) the total flight hours or cycles accrued;

     (ix) an itemized account of direct labor hours expended in performing the Correction; and (x) an itemized account of any direct materials incorporated in the Correction.

     6.2.2 Additional information may be required based on the nature of the defect and the remedies requested.

         6.3      Boeing Claim Processing.
                  -----------------------

                  6.3.1 Any claim for a Boeing Product returned by Customer or its Authorized Agent to Boeing for Correction must accompany the Boeing Product. Any claim not associated with the return of a Boeing Product must be signed and submitted in writing directly by Customer or its Authorized Agent to Boeing Warranty.

                  6.3.2 Boeing will promptly review the claim and will give notification of claim approval or rejection. If the claim is rejected, Boeing will provide a written explanation.

7.       Corrections Performed by Customer or Its Authorized Agent.
         ---------------------------------------------------------

         7.1 Facilities Requirements. Provided Customer, its Authorized Agent or its third party contractor, as appropriate, are certified by the appropriate Civil Aviation Authority or Federal Aviation Authority, Customer or its Authorized Agent may, at its option, Correct defective Boeing Products at its facilities, or may subcontract Corrections to a third party contractor.

         7.2 Technical Requirements. All Corrections done by Customer, its Authorized Agent or a third party contractor must be performed in accordance with Boeing's applicable service manuals, bulletins or other written instructions, using parts and materials furnished or approved by Boeing.

         7.3      Reimbursement.
                  -------------

                  7.3.1 Boeing will reimburse Customer's reasonable costs of Direct Materials and Direct Labor (excluding time expended for overhaul) at Customer's Warranty Labor Rate to Correct a defective Boeing Product. Claims for reimbursement must contain sufficient information to substantiate Direct Labor hours expended and Direct Materials consumed. Customer or its Authorized Agent may be required to produce invoices for materials.

                  7.3.2   Reimbursement   for  Direct  Labor  hours  to  perform
Corrections stated in a service bulletin will be based on the labor estimates in the service bulletin.

                  7.3.3  Boeing  will  reimburse   Customer's   freight  charges
associated with a Correction of a defect on a Boeing Product performed by its Authorized Agent or a third party contractor.

     7.4  Disposition of Defective  Boeing Products  Beyond  Economical  Repair.

                  7.4.1 A defective Boeing Product found to be beyond economical repair (see Para. 4.5 Maximum Reimbursement) will be retained for a period of 60 days from the date Boeing receives Customer's claim. During the 60 day period, Boeing may request return of such Boeing Products for inspection and confirmation of a defect.

                  7.4.2 After the 60 day period, a defective Boeing Product with a value of U.S. $2000 or less may be scrapped without notification to Boeing. If such Boeing Product has a value greater than U.S. $2000, Customer must obtain confirmation of unrepairability by Boeing's on-site Customer Services Representative prior to scrapping. Confirmation may be in the form of the Representative's signature on Customer's claim or through direct communication between the Representative and Boeing Warranty.

8.       Corrections Performed by Boeing.
         -------------------------------

         8.1 Freight Charges. Customer or its Authorized Agent will pay shipping charges to return a Boeing Product to Boeing. Boeing will reimburse Customer or its Authorized Agent for the charge for any item determined to be defective under this Aircraft General Terms Agreement. Boeing will pay shipping charges to return the Corrected Boeing Product.

         8.2 Customer Instructions. The documentation shipped with the returned defective Boeing Product may include specific technical instructions for additional work to be performed on the Boeing Product. The absence of such instructions will evidence Customer's authorization for Boeing to perform all necessary Corrections and work required to return the Boeing Product to a serviceable condition.

         8.3      Correction Time Objectives.
                  --------------------------

                  8.3.1 Boeing's objective for making Corrections is 10 working days for avionics and electronic Boeing Products, 30 working days for Corrections of other Boeing Products performed at Boeing's facilities, and 40 working days for Corrections of other Boeing Products performed at a Boeing subcontractor's facilities. The objectives are measured from the date Boeing receives the defective Boeing Product and a valid claim to the date Boeing ships the Correction.

                  8.3.2 If Customer has a critical parts shortage because Boeing has exceeded a Correction time objective and Customer has procured spare Boeing Products for the defective Boeing Product in quantities shown in Boeing's Recommended Spare Parts List (RSPL) or Spares Planning and Requirements Evaluation Model (M-SPARE), then Boeing will either expedite the Correction or provide an interchangeable Boeing Product on a no charge loan or lease basis until the Corrected Boeing Product is returned.

         8.4      Title Transfer and Risk of Loss.
                  -------------------------------

     8.4.1 Title to and risk of loss of any Boeing Product returned to Boeing will at all times remain with Customer or any other title holder of such Boeing Product. While Boeing has possession of the returned Boeing Product, Boeing will have only such liabilities as a bailee for mutual benefit would have, but will not be liable for loss of use.

     8.4.2 If a Correction requires shipment of a new Boeing Product, then at the time Boeing ships the new Boeing Product, title to and risk of loss for the returned Boeing Product will pass to Boeing, and title to and risk of loss for the new Boeing Product will pass to Customer.

9.       Returning an Aircraft.
         ---------------------

     9.1 Conditions. An aircraft may be returned to Boeing's facilities for Correction only if:

     (i) Boeing and Customer agree a covered defect exists;

     (ii) Customer lacks access to adequate facilities, equipment or qualified personnel to perform the Correction; and

     (iii) it is not practical, in Boeing's estimation, to dispatch Boeing personnel to perform the Correction at a remote site.

     9.2 Correction Costs. Boeing will perform the Correction at no charge to Customer. Subject to the conditions of Article 9.1, Boeing will reimburse Customer for the costs of fuel, oil and landing fees incurred in ferrying the aircraft to Boeing and back to Customer's facilities. Customer will minimize the length of both flights.

     9.3 Separate Agreement. Boeing and Customer will enter into a separate agreement covering return of the aircraft and performance of the Correction. Authorization by Customer for Boeing to perform additional work that is not part of the Correction must be received within 24 hours of Boeing's request. If such authorization is not received within 24 hours, Customer will be invoiced for work performed by Boeing that is not part of the Correction.

10.      Insurance.
         ---------

         The provisions of Article 8.2 "Insurance", of this AGTA, will apply to any work performed by Boeing in accordance with Customer's specific technical instructions, to the extent any legal liability of Boeing is based upon the content of such instructions.

11.      Disclaimer and Release; Exclusion of Liabilities.
         ------------------------------------------------

         11.1 DISCLAIMER AND RELEASE. THE WARRANTIES, OBLIGATIONS AND LIABILITIES OF BOEING AND THE REMEDIES OF CUSTOMER IN THIS EXHIBIT C ARE EXCLUSIVE AND IN SUBSTITUTION FOR, AND CUSTOMER HEREBY WAIVES, RELEASES AND RENOUNCES, ALL OTHER WARRANTIES, OBLIGATIONS AND LIABILITIES OF BOEING AND ALL OTHER RIGHTS, CLAIMS AND REMEDIES OF CUSTOMER AGAINST BOEING, EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE, WITH RESPECT TO ANY NONCONFORMANCE OR DEFECT IN ANY AIRCRAFT, MATERIALS, TRAINING, SERVICES OR OTHER THING PROVIDED UNDER THIS AGTA AND THE APPLICABLE PURCHASE AGREEMENT, INCLUDING, BUT NOT LIMITED TO:

     (A) ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS;

     (B) ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE;

     (C) ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY IN TORT, WHETHER OR NOT ARISING FROM THE NEGLIGENCE OF BOEING; AND

     (D) ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY FOR LOSS OF OR DAMAGE TO ANY AIRCRAFT.

         11.2 EXCLUSION OF CONSEQUENTIAL AND OTHER DAMAGES. BOEING WILL HAVE NO OBLIGATION OR LIABILITY, WHETHER ARISING IN CONTRACT (INCLUDING WARRANTY), TORT, WHETHER OR NOT ARISING FROM THE NEGLIGENCE OF BOEING, OR OTHERWISE, FOR LOSS OF USE, REVENUE OR PROFIT, OR FOR ANY OTHER INCIDENTAL OR CONSEQUENTIAL DAMAGES WITH RESPECT TO ANY NONCONFORMANCE OR DEFECT IN ANY AIRCRAFT, MATERIALS, TRAINING, SERVICES OR OTHER THING PROVIDED UNDER THIS AGTA AND THE APPLICABLE PURCHASE AGREEMENT.

         11.3 Definitions. For the purpose of this Article, "BOEING" or "Boeing" is defined as The Boeing Company, its divisions, subsidiaries, affiliates, the assignees of each, and their respective directors, officers, employees and agents.

                           PRODUCT ASSURANCE DOCUMENT

                       PART 3: BOEING SERVICE LIFE POLICY


1.       Definitions.
         -----------

         SLP Component - any of the primary structural elements (excluding industry standard parts) of the landing gear, wing, fuselage, vertical or horizontal stabilizer listed in the applicable purchase agreement for a specific model of aircraft that is installed in the aircraft at time of delivery or is purchased from Boeing by Customer as a spare part. The detailed SLP Component listing will be in Supplemental Exhibit SLP1 to each Purchase Agreement.

2.       Service Life Policy.
         -------------------

         2.1 SLP Commitment. If a failure or defect is discovered in a SLP Component within the time periods specified in Article 2.2 below, Boeing will, at a price calculated pursuant to Article 3 below, Correct the SLP Component.

         2.2      SLP Policy Periods.
                  ------------------

                  2.2.1 The policy period for SLP Components initially installed on an aircraft is 12 years after the date of delivery of the aircraft.

                  2.2.2 The policy period for SLP Components purchased from Boeing by Customer as spare parts is 12 years from delivery of such SLP Component or 12 years from the date of delivery of the last aircraft produced by Boeing of a specific model, whichever first expires.

3.       Price.
         -----

         The price that Customer will pay for the Correction of a defective or failed SLP Component will be calculated pursuant to the following formula:

                  P =      CT
                           ---
                           144

         where:

                  P =      price to Customer for the replacement part
                  C =      SLP Component sales price at time of Correction
                  T        = total age in months of the  defective or failed SLP
                           Component from the date of delivery to Customer to the date of discovery of such condition.

4.       Conditions.
         ----------

         Boeing's obligations under this Policy are conditioned upon the following:

         4.1 Customer must notify Boeing in writing of the defect or failure within three months after it is discovered.

         4.2 Customer must provide reasonable evidence that the claimed defect or failure is covered by this Policy and if requested by Boeing, that such defect or failure was not the result of (i) a defect or failure in a component not covered by this Policy, (ii) an extrinsic force, (iii) an act or omission of Customer, or (iv) operation or maintenance contrary to applicable governmental regulations or Boeing's instructions.

         4.3 If return of a defective or failed SLP Component is practicable and requested by Boeing, Customer will return such SLP Component to Boeing at Boeing's expense.

         4.4 Customer's rights and remedies under this Policy are limited to the receipt of a Correction at prices calculated pursuant to Article 3 above.

5.       Disclaimer and Release; Exclusion of Liabilities.
         ------------------------------------------------

         This Part 3 and the rights and remedies of Customer and the obligations of Boeing are subject to the DISCLAIMER AND RELEASE and EXCLUSION OF CONSEQUENTIAL AND OTHER DAMAGES provisions of Article 11 of Part 2 of this Exhibit C.

                           PRODUCT ASSURANCE DOCUMENT

                      PART 4: SUPPLIER WARRANTY COMMITMENT


1.       Supplier Warranties and Supplier Patent and Copyright Indemnities.
         -----------------------------------------------------------------

         Boeing will use diligent efforts to obtain warranties and indemnities against patent and copyright infringement enforceable by Customer from Suppliers of Supplier Products (except for BFE and engines) installed on the aircraft at the time of delivery that were selected and purchased by Boeing, but not manufactured to Boeing's detailed design. Boeing will furnish copies of the warranties and patent and copyright indemnities to Customer contained in Supplier Product Support and Product Assurance Agreements, prior to the scheduled delivery month of the first aircraft under the initial purchase agreement to the AGTA.

2.       Boeing Assistance in Administration of Supplier Warranties.
         ----------------------------------------------------------

         Customer will be responsible for submitting warranty claims directly to Suppliers; however, if Customer experiences problems enforcing any Supplier warranty obtained by Boeing for Customer, Boeing will conduct an investigation of the problem and assist Customer in the resolution of those claims.

3.       Boeing Support in Event of Supplier Default.
         -------------------------------------------

         3.1 If the Supplier defaults in the performance of a material obligation under its warranty, and Customer provides evidence to Boeing that a default has occurred, then Boeing will furnish the equivalent warranty terms as provided by the defaulting Supplier.

         3.2 At Boeing's request, Customer will assign to Boeing, and Boeing will be subrogated to, its rights against the Supplier provided by the Supplier warranty.

                           PRODUCT ASSURANCE DOCUMENT

                       PART 5: BOEING INTERFACE COMMITMENT


1.       Interface Problems.
         ------------------

         An Interface Problem is defined as a technical problem in the operation of an aircraft or its systems experienced by Customer, the cause of which is not readily identifiable by Customer but which Customer believes to be attributable to either the design characteristics of the aircraft or its systems or the workmanship used in the installation of Supplier Products. In the event Customer experiences an Interface Problem, Boeing will, without additional charge to Customer, promptly conduct an investigation and analysis to determine the cause or causes of the Interface Problem. Boeing will promptly advise Customer at the conclusion of its investigation of Boeing's opinion as to the causes of the Interface Problem and Boeing's recommendation as to corrective action.

2.       Boeing Responsibility.
         ---------------------

         If Boeing determines that the Interface Problem is primarily attributable to the design or installation of any Boeing Product, Boeing will Correct the design or workmanship to the extent of any then-existing obligations of Boeing under the provisions of the applicable Boeing Warranty or Boeing Service Life Policy.

3.       Supplier Responsibility.
         -----------------------

         If  Boeing   determines   that  the  Interface   Problem  is  primarily
attributable to the design or installation of a Supplier Product, Boeing will assist Customer in processing a warranty claim against the Supplier.

4.       Joint Responsibility.
         --------------------

         If Boeing determines that the Interface Problem is partially attributable to the design or installation of a Boeing Product and partially to the design or installation of a Supplier Product, Boeing will seek a solution to the Interface Problem through the cooperative efforts of Boeing and the Supplier and will promptly advise Customer of the resulting corrective actions and recommendations.

5.       General.
         -------

         Customer will, if requested by Boeing, assign to Boeing any of its rights against any supplier as Boeing may require to fulfill its obligations hereunder.

6.       Disclaimer and Release; Exclusion of Liabilities.
         ------------------------------------------------

         This Part 5 and the rights and remedies of Customer and the obligations of Boeing herein are subject to the DISCLAIMER AND RELEASE and EXCLUSION OF CONSEQUENTIAL AND OTHER DAMAGES provisions of Article 11 of Part 2 of this Exhibit C.

                           PRODUCT ASSURANCE DOCUMENT

                    PART 6: BOEING INDEMNITIES AGAINST PATENT
                                     AND COPYRIGHT INFRINGEMENT


1.       Indemnity Against Patent Infringement.
         -------------------------------------

         Boeing will defend and indemnify Customer with respect to all claims, suits and liabilities arising out of any actual or alleged patent infringement through Customer's use, lease or resale of any aircraft or any Boeing Product installed on an aircraft at delivery.

2.       Indemnity Against Copyright Infringement.
         ----------------------------------------

         Boeing will defend and indemnify Customer with respect to all claims, suits and liabilities arising out of any actual or alleged copyright infringement through Customer's use, lease or resale of any Boeing created Materials and Aircraft Software installed on an aircraft at delivery.

3.       Exceptions, Limitations and Conditions.
         --------------------------------------

         3.1 Boeing's obligation to indemnify Customer for patent infringement will extend only to infringements in countries which, at the time of the infringement, were party to and fully bound by either (a) Article 27 of the Chicago Convention on International Civil Aviation of December 7, 1944, or (b) the International Convention for the Protection of Industrial Property (Paris Convention).

         3.2 Boeing's obligation to indemnify Customer for copyright infringement is limited to infringements in countries which, at the time of the infringement, are members of The Berne Union and recognize computer software as a "work" under The Berne Convention.

         3.3 The  indemnities  provided  under this Part 6 will not apply to any
(i) BFE, (ii) engines, (iii) Supplier Product (iv) Boeing Product used other than for its intended purpose, or (v) Aircraft Software not created by Boeing.

         3.4 Customer must deliver written notice to Boeing (i) within 10 days after Customer first receives notice of any suit or other formal action against Customer and (ii) within 20 days after Customer first receives any other allegation or written claim of infringement covered by this Part 6.

         3.5 At any time, Boeing will have the right at its option and expense to: (i) negotiate with any party claiming infringement, (ii) assume or control the defense of any infringement allegation, claim, suit or formal action, (iii) intervene in any infringement suit or formal action , and/or (iv) attempt to resolve any claim of infringement by replacing an allegedly infringing Boeing Product or Aircraft Software with a noninfringing equivalent.

         3.6 Customer will promptly furnish to Boeing all information, records and assistance within Customer's possession or control which Boeing considers relevant or material to any alleged infringement covered by this Part 6.

         3.7 Except as required by a final judgment entered against Customer by a court of competent jurisdiction from which no appeals can be or have been filed, Customer will obtain Boeing's written approval prior to paying, committing to pay, assuming any obligation or making any material concession relative to any infringement covered by these indemnities.

         3.8 Boeing will have no obligation or liability under this Part 6 for loss of use, revenue or profit, or for any other incidental or consequential damages. The obligations of Boeing and remedies of Customer in this Part 6 are exclusive and in substitution for, and Customer hereby waives, releases and renounces all other indemnities, obligations and liabilities of Boeing and all other rights, claims and remedies of Customer against Boeing, express or implied, arising by law or otherwise, with respect to any actual or alleged patent, copyright OR OTHER INTELLECTUAL PROPERTY infringement or the like by any aircraft, AIRCRAFT SOFTWARE, MATERIALS, TRAINING, SERVICES or other thing provided under this AGTA and the applicaBLE PURCHASE AGREEMENT.

         3.9 For the purposes of this Part 6, "BOEING or Boeing" is defined as The Boeing Company, its divisions, subsidiaries, affiliates, the assignees of each and their respective directors, officers, employees and agents.